SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 4, 2013

ODENZA CORP.
(Exact name of Registrant as specified in its charter)

NEVADA	000-54301	NONE
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No. 45, 47 & 49, Jalan USJ 21/11,
47630 UEP Subang Jaya,
Selangor Darul Ehsan, Malaysia
 (Address of principal executive offices)

Telephone: (011) 603-8023 6868, (011) 603-8023 3993
(Registrant’s Telephone Number)

126 Station Street
Newtown, NSW 2042, Australia
(Former name or former address, if changed since last report)

Copy of all Communications to:

The Krueger Group, LLP
7486 La Jolla Boulevard
La Jolla, California  92037
858-405-7385

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ODENZA CORPORATION
Form 8-K
Current Report

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth, as of February 4, 2013, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 3,660,000 shares of common stock issued and outstanding of Odenza Corp. (the “Company”).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:

Paris Capital Ventures Ltd.(1) Nos. 45,47 and 49, Jalan USJ 21/11, 47630 UEP Subang Jaya, Selangor, Malaysia	1,134,600	31%
Shanghai Capital Resources Ltd. (2) Nos. 45,47 and 49, Jalan USJ 21/11, 47630 UEP Subang Jaya, Selangor, Malaysia	732,000	20%
Oasis Island Properties Limited (3) 9/F., Kam Chung Commercial Building, 19-21 Hennessy Road, Wanchai, Hong Kong	695,400	19%
Pan Villa Properties Limited (4) 9/F., Kam Chung Commercial Building, 19-21 Hennessy Road, Wanchai, Hong Kong	695,400	19%
All executive officers and directors as a group	3,451,800	94.31%

(1) Paris Capital Ventures Ltd. (“Paris”) acquired these shares on February 4, 2013 in a private transaction with Lawrence Chan, Ivan Clark, John Paul Scott, Agostino Tarulli, Antonio Tarulli, Assunta Tarulli, Claire Webb, James Webb, and William O’Neill (collectively, the “Sellers”), who is our former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors.  Paris is a business entity domiciled in the British Virgin Islands (the “BVI”) which is 100%-owned by Walker Limited, a business entity domiciled in Brunei which is owned by Tan Sri Barry Goh Ming Chun (our “Chairman”).

(2) Shanghai Capital Resources Ltd. (“Shanghai”) acquired these shares on February 4, 2013 in a private transaction with the Sellers.  Shanghai is a business entity domiciled in the BVI which is 100%-owned by Tanaldi Limited, a business entity domiciled in Brunei which is owned by our Chairman.

(3) Oasis Island Properties Limited (“Oasis”) acquired these shares on February 4, 2013 in a private transaction with the Sellers.  Oasis is a business entity domiciled in the BVI of which 40% is owned by Michael Teh Kok Lee, a Director of the Company, and 60% is owned by our Chairman.

(4) Pan Villa Properties Limited (“Pan Villa”) acquired these shares on February 4, 2013 in a private transaction with the Sellers.  Pan Villa is a business entity domiciled in the BVI of which 35% is owned by our Chairman, 35% is owned by Tong Seech Wi and 30% is owned by Dato’ Danny Goh Meng Keong, a Director of the Company.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

As of February 4, 2013, Paris, Shanghai, Oasis and Pan Villa acquired control of 3,257,400 shares of the Company’s issued and outstanding common stock, representing approximately 89% of the Company’s total issued and outstanding common stock, from the Sellers in accordance with a common stock purchase agreement (the “Stock Purchase Agreement”). The Stock Purchase Agreement was negotiated in an arm’s- length transaction.

As part of the acquisition, the following changes to the Company's directors and officers have occurred:

• As of February 4, 2013, Mr. William O’Neill resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

• As of February 4, 2013, Mr. Tan Sri Barry Goh Ming Choon was appointed as the President, Chief Executive Officer, Secretary, and Chairman of the Board of Directors of the Company.

• As of February 4, 2013, Mr. C.K. Lee was appointed as the Chief Financial Officer, Treasurer and a Director of the Company.

• As of February 4, 2013, Messieurs Kok Lee, Teh Sung, Meng Keong, Boon Lee, Kai Chee and Loke were appointed as Directors of the Company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of  February 4, 2013, Mr. William O’Neill resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of February 4, 2013, (i) Mr. Tan Sri Barry Goh was appointed as the Company’s President, Chief Executive Officer, Secretary and Chairman of the Board of Directors, (ii) Mr. C.K. Lee was appointed as the Chief Financial Officer, Treasurer and a Director of the Company, (iii) and Messieurs Kok Lee, Teh Sung, Meng Keong, Boon Lee, Kai Chee, and Loke were appointed as Directors of the Company.

The biographies for the new officers and directors of the Company are set forth below:

TAN SRI BARRY GOH MING CHOON, 49, is the President, Chief Executive Officer, Secretary and Chairman of the Board of Directors of the Company. Mr. Barry Goh is the founder of B&G Capital Resources Berhad (“BCGR”) which he started in 1994.  BGCR has served as the principal contractor to TNB, one of the largest government link companies in Malaysia. BGCR provides assistance as an independent contractor with power transmission, power distribution, architecture, and building construction.  In 1999, Mr. Barry Goh expanded BGCR to include advisory services for design and manufacturing of building components, civil engineering, and infrastructure.

In 2005 Mr. Barry Goh expanded his business into property development into 22 developer companies under the brand “MCT 1999”, which is recognized in both Malaysian and international markets. His current focus is on the domestic market.  Mr. Barry Goh also established Kingsley International Education Group to provide a holistic education and 5-star school facilities at an affordable price.

Mr. Barry Goh is the President of the Alumni Association of Tunku Abdul Rahman College where he graduated in 1991.

C. K. LEE, 40, is the Chief Financial Officer, Tresurer and a Director of the Company.  Mr. Lee started his professional career with Siva Tan & Co., a Chartered Accountant firm in Malaysia since 1995, and later joined K. Y. Ho & Co, Chartered Accountants in Malaysia, in 1997. In 2000, Mr. Lee founded Asia UBS Global Limited and spearheaded the accounting software business for UBS Software Malaysia in Hong Kong.  In 2008, Mr. Lee obtained his Hong Kong residentialship under the Hong Kong Quality Migrant Program.

As a qualified member of the ACCA and Malaysia Institute of Accountants, Mr. Lee earned his professional qualification from the Hong Kong Institute of Certified Public Accountants and extended his professional services covering accounting, tax, and corporate structuring planning with special focus on cross-border client matters, in addition to his accounting software businesses. In 2006, Mr. Lee started Greenpro Resources Corporation, an advisory of which he is the Chief Executive Officer.  In 2009, Mr. Lee established the Cross-Border Business Association (CBBA) – a Non-Government Organization established under Hong Kong Society Act - to provide information and professional advice in cross -border business for its investment members.

MICHAEL TEH KOK LEE, 30, is a Director of the Company.  Mr. Kok Lee obtained his LLB with honors from the University of West England.  Since graduating, Mr. Kok Lee has served as the assistant to the Executive Chairman, as director of legal affairs, and as managing director of projects of B&G Capital Resources Bhd., a property developer in Asia formed by Mr. Barry Goh, the Company’s Chairman.

DATO’ JOHN LOOI TEH SUNG, 48, is a Director of the Company.  Mr. Teh Sung obtained his law degree in 1989 from the National University of Singapore.  In 1990, he was admitted as an Advocate and Solicitor of the Supreme Court of Singapore where he began his legal practice with Chor Pee & Company.  Mr. Teh Sung has been in legal practice for more than 22 years and has extensive experience in civil litigation, corporate, conveyance law, banking, and multinational and publicly-listed companies.

In 1992, he was admitted as an Advocate and Solicitor of the High Court of Malaysia. In 1994, he helped to set up the legal firm of Chor Pee Anwarul & Company in Johor Bahru, Malaysia.  He became a partner of the firm in 1995.  In 2000, he left the firm to join Low & Lee, his present firm.  He presently manages Low & Lee’s two offices in Johor Bahru and Selangor.

DATO’ DANNY GOH MENG KEONG, 45, is a Director of the Company.  Mr. Meong Keong graduated with a diploma in building technology from TAR College in Malaysia in 1992.  After graduating, he worked with Hazama Corporation Berhad in Malaysia as a contract executive.  Three years later, he ventured into civil construction as a design and build contractor, including providing architectural, structural, mechanical, and electrical services.  In 2005 he formed the MCT Group of Companies, a property developer.  He is a frequent speaker at property development seminars.

LAW BOON HEE, 45, is a Director of the Company.  Mr. Boon Hee obtained his Bachelor of Electrical Engineering degree with Honors from the University Teknology Malaysia in 1992.  After graduation, he started his career with OYL Industries Berhad in Malaysia where he started working in the special project division and eventually became the director of research and development of the company. He was also part of the team that started the ISO 9000 quality system to the certification and start-up ERP system (Enterprise Resourcing Planning).

In 2000 he joined a subsidiary of the B & G Group of Companies in Malaysia; BRAS Venture Berhad, as a Project Manager. He is now the Executive Director of the B & G Group of Companies.  He oversees an engineering company and seven other developer companies.

SOO KAI CHEE, 49, is a Director of the Company.  Mr. Kai Chee graduated with a professional qualification from the Chartered Institute of Management Accountancy in 1988 and thereafter began his career with an auditing firm in Ipoh, Malaysia.  In 2004, he joined the B&G Group of Companies as an Executive Director in charge of property development.

GILBERT LOKE, 58, is a Director of the Company.  Mr. Loke trained and qualified with Hacker Young, Chartered Accountants, one of the large accounting firms based in London, England between 1980 and 1988. His extensive experience in auditing, accounting, taxation, SOX compliance and corporate listing has prompted him to specialize in corporate advisory services covering IPO and DPO listings, as well as risk management and internal controls serving those small to medium-sized enterprises.  Since 2004 he has been a regular traveler between Hong Kong, China and Malaysia which has provided him with extensive exposure to Chinese businesses.  Mr. Loke obtained his M.B.A. degree from Bulacan State University in the Philippines and earned his professional accountancy qualifications from the ACCA, AIA and HKICPA. He also earned other professional qualifications from the HKICS, ICSA as Chartered Secretary, FPAM - Malaysia as Certified Financial Planner and ATIHK as Tax Adviser in Hong Kong.

Mr. Loke previously acted as an Independent Non-Executive Director of ZMay Holdings Limited, a public company listed on the Hong Kong Stock Exchange, and as Chief Financial Officer for Asia Properties Inc. and Sino Bioenergy Inc., both companies listed on the OTC Markets in USA. Currently, Mr. Loke is also the Chief Financial Officer for Greenpro Resources Corporation, a company provides green technology solutions for its clients.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODENZA CORP

Date: February 4, 2013	By:	/s/ TAN SRI BARRY GOH MING CHOON
TAN SRI BARRY GOH MING CHOON
Chief Executive Officer, President and Chairman